PROSPECTUS SUPPLEMENT                                         File No. 333-38792
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated
June 16, 2000 and June 15, 2000, respectively)
Prospectus number:    2031


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:  $80,000,000       Original Issue Date:       October 11, 2000

CUSIP Number:      59018Y BX8        Stated Maturity Date:        April 11, 2002

Interest Calculation:                 Day Count Convention:
---------------------                 ---------------------
|X|  Regular Floating Rate Note       |X|   Actual/360

|_|  Inverse Floating Rate Note       |_|   30/360

      (Fixed Interest Rate):          |_|   Actual/Actual


Interest Rate Basis:
--------------------
|X|  LIBOR                            |_|   Commercial Paper Rate

|_|  CMT Rate                         |_|   Eleventh District Cost of Funds Rate

|_|  Prime Rate                       |_|   CD Rate

|_|  Federal Funds Rate               |_|   Other (see attached)

|_|  Treasury Rate
   Designated CMT Page:               Designated LIBOR Page:
        CMT Telerate Page:                  LIBOR Telerate Page:  3750
        CMT Reuters Page:                   LIBOR Reuters Page:


Index Maturity:           Three Month      Minimum Interest Rate: Not Applicable

Spread:                   0.0100%          Maximum Interest Rate: Not Applicable

Initial Interest Rate:    TBD              Spread Multiplier:     Not Applicable


Interest Reset Dates:     Quarterly,  on the 11th of January,  April,  July, and
                          October, commencing January 11, 2001, subject to modified following business day convention.

Interest Payment Dates:   Quarterly,  on the 11th of January,  April,  July, and
                          October, commencing January 11, 2001, subject to modified following business day convention.

Repayment  at the
Option of the Holder:     The  Notes  cannot  be  repaid  prior  to  the  Stated
                          Maturity Date.

Redemption at the
Option of the Company:    The  Notes  cannot  be  redeemed  prior to the  Stated
                          Maturity Date.

Form:                     The  Notes  are  being  issued  in  fully   registered
                          book-entry form.

Trustee:                  The Chase Manhattan Bank

Dated:                    October 5, 2000